Exhibit 10.26

LOAN AGREEMENT

THIS AGREEMENT, is made on June 9, 2005, by and between CENTRAL PACIFIC BANK, a Hawaii corporation, whose mailing address is P. O. Box 3590, Honolulu, Hawaii 96811-3590 (the Lender), and HOKU SCIENTIFIC, INC., a Delaware corporation, whose principal place of business and post office address is 2153 North King Street, Suite 300, Honolulu, Hawaii 96819 (the Borrower);

W I T N E S S E T H :

WHEREAS, the Borrower has applied to the Lender for a loan (the Loan), up to the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) in order to finance the construction of a production facility on the premises located at 1075 Opakapaka Street, Kapolei Business Park Lot No. 34, Kapolei, City and County of Honolulu, State of Hawaii (Tax Map Key No. (1) 9-1-075-009) (the Project);

WHEREAS, the Lender is willing to make a loan to the Borrower on the terms and conditions hereinafter set forth and in full reliance upon the representations and warranties made by the Borrower in this Agreement;

NOW, THEREFORE, the Borrower and the Lender, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound, hereby agree as follows:

Section 1. The Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to lend and the Borrower agrees to borrow from the Lender the principal sum not to exceed THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00).

During the first twelve (12) months of the term of the Loan, interest only shall be paid in consecutive monthly installments on the 9th day of each month commencing on July 9th, 2005.

During months thirteen through thirty-five of the term of the Loan, the amount of the monthly installments shall equal that amount sufficient to amortize the unpaid balance of the Note, together with interest at the applicable rate, computed as and when provided below, in equal monthly installments determined as if the term of this Loan was eighteen (18) years, it being understood that the term of this Loan is three (3) years. All payments being due on the 9th day of each month until the Note has been paid in full.

Interest shall be calculated daily on the basis of the actual number of days elapsed over a 365-day year or 366-day year, as the actual case may be.

All payments shall be applied first to any charges payable by the Borrower, then to accrued interest and then to the principal balance.

During the term of the Note, if there shall be no default hereunder, the interest rate shall be a fixed rate of 5.30% per annum on the outstanding principal balance.

In the event Borrower refinances this Loan with another financial institution, Borrower shall pay a TWO PERCENT (2%) prepayment penalty on the amounts prepaid. Otherwise, Borrower may prepay the principal amount outstanding in whole or in part, without penalty, provided, however, Borrower shall give Lender at least thirty (30) days prior written notice of any material prepayment. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the Lender shall otherwise agree in writing.

Lender hereby waives the loan fee for this Loan or any refinance of this Loan. In the event Borrower requests additional funds at the time of the refinancing of this Loan, a loan fee shall be charged based on the additional funds.

The maturity date for the Note shall be on June 9, 2008, at which time the entire outstanding balance, plus all accrued but unpaid interest shall be due and payable in full.

The obligation of the Borrower to repay the Loan, together with accrued interest thereon, shall be evidenced by a promissory note (the Note), in form and substance satisfactory to the Lender, duly executed and delivered by the Borrower to the Lender.

To secure the due and punctual payment of the Note, and the performance of any and all obligations of the Borrower under the Loan Documents (as hereinafter defined), the Borrower will deliver or cause to be delivered to the Lender on or before the Closing Date:

(a) A Mortgage, Security Agreement and Financing Statement (the Mortgage), in form and content satisfactory to the Lender, dated concurrently with the Note, duly executed and acknowledged by Borrower, as Mortgagor, constituting at all times a valid and subsisting first lien upon the fee simple property located at 1075 Opakapaka Street, Kapolei Business Park Lot No. 34, Kapolei, City and County of Honolulu, State of Hawaii, Tax Map Key No. (1) 9-1-075-009 (the Property), and on all structures and improvements constructed and located thereon (the Improvements) and a valid and subsisting security interest in any and all other personal property now owned or hereafter acquired by the Mortgagor, and incorporated in the improvements or otherwise situated upon the Property.

(b) An Assignment of Lessor’s Interest in Leases and Rents (the Assignment), in form and content satisfactory to the Lender, dated concurrently with the Note, duly executed and acknowledged by Borrower, unconditionally and absolutely assigning to the Lender all of the Borrower’s right, title and interest in and to any leases, rents and income arising out of the Property.

(c) A Security Agreement (the Security Agreement), in form and content satisfactory to the Lender, duly executed and acknowledged by Borrower, constituting at all times a valid and subsisting lien on all of the assets and personal property of Borrower now owned or hereafter acquired (the Collateral).

(d) A Financing Statement (the Financing Statement), in form and content satisfactory to the Lender, perfecting the Lender’s security interest in and to the Collateral.

(e) A Hazardous Substances Certificate and Indemnity Agreement (the Indemnity Agreement), in form and content satisfactory to the Lender, duly executed by the Borrower.

This Agreement, the Note, the Mortgage, the Assignment, the Security Agreement, the Financing Statement, the Indemnity Agreement and all other documents contemplated by or necessary to effect the purposes of this Agreement are herein sometimes collectively called the Loan Documents.

The execution of the principal Loan Documents shall take place at the office of the Lender, at such time or times as shall be mutually agreed upon by the Lender and the Borrower. The date of filing and recordation of the Mortgage and the Assignment is herein referred to as the “Closing Date”.

Section 2. Representations and Warranties by the Borrower. The Borrower represents and warrants to the Lender that:

2.1 Organization, Standing and Authority of Borrower. The Borrower is a corporation duly registered, validly existing and in good standing under the laws of the State of Delaware. The Borrower shall provide the Lender with (i) resolutions and/or other documentation duly authorizing the execution and delivery of the documents required to be executed by such corporation; (ii) copies of its articles of incorporation certified by the State of Delaware; (iii) a certificate of good standing certified by the State of Delaware; and (iv) its By-Laws. The corporation has all requisite power and authority to carry on the business and to own the property that it now carries on and owns. The Borrower has all requisite power and authority to execute and deliver the Loan Documents and to observe and perform all of the provisions and conditions thereof. No other corporate action of the Borrower is required to the execution and delivery of the Loan Documents.

2.2 Title to the Property. The Borrower now has or will have good, marketable title to the Property on the Closing Date, free and clear of all defects, liens and encumbrances, excepting only liens for taxes, assessments of governmental charges or levies not yet delinquent or payable without penalty or interest, and such liens and encumbrances as may be approved by the Lender.

2.3 Tax Returns and Payments. All tax returns and reports of the Borrower required by law to be filed have been duly filed and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender, but which are currently being contested in good faith) upon the Borrower or upon its properties or assets or income which are due and payable, have been paid.

2.4 Litigation. There is no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Property which might materially affect the Borrower’s ability to perform its obligations under the Loan Documents.

2.5 Financial Statements. All financial statements heretofore delivered to the Lender by the Borrower are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly represent the financial condition of the Borrower as of the dates thereof, subject to year end adjustments; no material, adverse changes have occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by the Borrower other than borrowing approved by the Lender.

2.6 Utility Services. All utility services necessary for servicing of the improvements and the operation and use thereof for their intended purposes are available at the boundary of the Property, including, but not limited to, water supply, storm and sanitary sewer facilities, electric and telephone facilities.

2.7 Access. The Property is contiguous to publicly dedicated streets, roads or highways; and vehicular access from the Property is permitted to all such publicly dedicated streets, roads or highways.

2.8 Character of Representations and Warranties. None of the financial statements or any certificate or statement furnished to the Lender by or on behalf of the Borrower in connection with the Loan, and none of the representations and warranties in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of the Borrower, there is no fact which materially adversely affects or in the future (so far as the Borrower can now foresee) may materially adversely affect the ability of the Borrower to observe or perform its obligations under the Loan Documents which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Borrower.

2.9 Compliance with Law. The consummation of the transactions contemplated by the Loan Documents will not conflict with or result in a breach of any law, statute, ordinance, regulation, order, writ, injunction, decree or judgment of any court or governmental instrumentality, domestic or foreign.

2.10 Governmental Authorizations. With respect to the design and construction of the Improvements, no consent, approval or authorization of or registration, declaration or filing with any governmental or public body or authority is required (or, if required, such consent, approval, order or authorization shall have been obtained prior to the Lender making any advance of the Loan proceeds for any expenses other than those in connection with (a) the valid execution and delivery of each of the Loan Documents, (b) any compliance with building, setback, building moratorium, special design district, historic preservation, or other ecological or environmental requirements, or state land use classification or county zoning of the Property; or any other federal, state or municipal laws, regulations, codes or rules, or (c) the observance or performance of any of the transactions required or contemplated hereby or thereby, including, but not limited to, the construction of the Improvements).

2.11 ADA Compliance. The Lender must be satisfied that the Property is in compliance with the American With Disabilities Act (ADA). Additionally, the Loan Documents will provide for the Borrower’s indemnification of the Lender against all liabilities or costs which the Lender may incur resulting from the Property’s non-compliance with the ADA including, but not limited to, costs incurred to bring the property into ADA compliance.

Section 3. Conditions of the Lender’s Obligation. The Lender’s obligation to make the Loan hereunder is subject to the fulfillment, to the Lender’s satisfaction prior to or on the Closing Date, of the following conditions:

3.1 Representations and Warranties True at Closing. The representations and warranties contained in this Agreement and otherwise made by or on behalf of the Borrower in connection with the Loan shall be true and correct as of the Closing Date.

3.2 No Event of Default. There shall exist at the Closing Date hereunder no condition or event which would constitute an Event of Default, as defined herein, or which, after notice or lapse of time or both, would constitute an Event of Default.

3.3 Performance. The Borrower shall have performed and complied with all agreements and conditions contained herein and required to be performed and complied with prior to or at the Closing Date.

3.4 Title Insurance. The Lender shall obtain policies of title insurance on ALTA form (the Title Policy), including such indorsements as the Lender may require, issued by a title insurance company (the Title Insurer) and reinsured by such number of additional title insurance companies as the Lender may require, in form, substance and amount (which shall not be less than the full principal amount of the Note) satisfactory to the Lender, insuring (or agreeing to insure) that the Mortgage constitutes a valid first lien on the Property, free and clear of all defects, liens, encumbrances and exceptions to title whatsoever, except such as are shown on Exhibit A attached to the Mortgage and such additional matters as the Lender may approve. The Title Policy shall effect full coverage against losses arising out of encroachments against boundary or setback lines, against losses from existing mechanics’ or materialmen’s liens and subsequent mechanics’ and materialmen’s liens which may gain priority over the Mortgage or which may attach to the Property, losses arising out of the violation of zoning ordinances and regulations and such other losses with respect to which the Lender may require coverage. The Title Policy shall contain no exclusions, stipulations or exceptions not theretofore approved by the Lender.

3.5 Chattel Lien Report. The Borrower shall have delivered to the Lender a chattel lien report by a substantial, financially responsible corporate title searcher, in form and substance satisfactory to the Lender, advising the Lender that a search of the public records discloses, as of the Closing Date, no judgments, pending actions in state or federal court, security agreements, chattel mortgages, financing statements, title retention agreements, notices or certificates of tax liens or other instruments or documents (except the Mortgage and the Assignment described hereinabove) filed or recorded against the Borrower or the Property.

3.6 Insurance. The Borrower shall provide, or cause to be provided, worker’s compensation insurance and public liability and other insurance, including, but not limited to, fire insurance (in builders’ risk completed value form, one hundred percent (100%) coverage, including extended coverage), or all risk insurance, and flood, settling, subsidence and difference-in-conditions insurance and such other hazard insurance as may be required by the Lender, all in form and amount satisfactory to the Lender and bearing such endorsements as shall be deemed necessary by the Lender. The Borrower hereby acknowledges the Lender’s execution of this Agreement as written notice to the Borrower that the Borrower is free to procure all insurance required hereunder or under any of the other loan documents from any insurance company authorized to do business in the State of Hawaii, subject to the legal right of the Lender to be satisfied as to the insurer’s financial condition. All losses payable under such fire, flood, settling, subsidence and difference-in-conditions insurance and hazard insurance shall be payable to the Lender, as mortgagee, pursuant to a standard mortgagee clause. The originals or certified copies of all such policies or certificates of insurance in respect thereof, stamped “paid” in each case, shall be deposited with the Lender. Each insurer shall agree by endorsement upon the policy or policies issued by it, or by independent instruments furnished to the Lender, that it will give the Lender at least thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled, and that no act or default of the Borrower or any other person shall affect the right of the Lender to recover under such policy or policies in case of loss or damage. The Lender hereby notifies the Borrower that the Borrower is free to procure such insurance from any insurer or insurers authorized to do business in the State of Hawaii.

3.7 Appraisals. The Borrower shall not be required to furnish the Lender with a formal appraisal report for the Property, provided, however, the Lender shall have the right to obtain at the Borrower’s expense, reappraisals of the Property from any certified appraiser designated by the Lender, from time to time, whenever such reappraisals may be (a) required by any law, rule or regulation applicable to the conduct of the Lender’s business, or (b) requested or directed by any governmental authority charged with the administration of such law, rule or regulation or the Lender’s compliance thereof, whether or not such request or direction has the force of law.

3.8 Current Financial Statements. The Borrower shall have delivered current financial statements satisfactory to the Lender, showing that no adverse changes have occurred in its financial conditions since the date of the financial statements previously delivered to the Lender. All financial statements shall be provided to the Lender within one hundred twenty (120) days after the close of each fiscal/calendar year. Further, during the term of the Loan, all financial statements provided to the Lender will be true and correct in all respects, and prepared in accordance with generally accepted accounting principles consistently applied, which fairly represent the financial condition of the Borrower as of the dates thereof; no material adverse changes will have occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings will have been made by the Borrower other than borrowing approved by the Lender.

3.9 Evidence of Tax Payments; Tax Clearance Certificate. The Lender shall have received a Tax Clearance Certificate issued by the Department of Taxation of the State of Hawaii certifying that all taxes due to the State of Hawaii by the Borrower up to and including a date within ten (10) days of the Closing Date have been paid.

3.10 Environmental Survey. A Phase I environmental assessment report, by a professional consultant, acceptable to Lender, indicating that all land that is to be collateral is free of any material amounts of hazardous or toxic substances or materials, within the definition of all federal, state, or local statutes, ordinances and regulations applicable to the land, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), and any other environmental requirements all as amended to the Closing Date, or describing whether any environmentally hazardous materials or toxic substances, including, but not limited to asbestos, has been or are placed, located, held, manufactured or stored on or under the Mortgaged Property, except as provided therein. The Lender reserves the right to decline the Loan if the report and/or subsequent examination reveals the existence or prospect of environmentally hazardous materials in amounts or of a nature unacceptable to the Lender, in its sole discretion. The Lender hereby notifies the Borrower that the Borrower is free to obtain such environmental assessment report from any company qualified in the State of Hawaii.

3.11 Zoning. The Borrower shall have furnished to the Lender evidence satisfactory to the Lender that the Property is duly and validly classified under the State land use law and zoned under the applicable ordinances of the City and County of Honolulu for the construction of the Improvements.

3.12 Plans and Specifications; Permits. The Borrower shall have furnished to the Lender and the Lender shall have approved:

(a) A complete set of the plans and specifications for the Project (the Plans and Specifications) with each sheet initialed by the Borrower and the General Contractor, together with the General Contractor’s certification that (i) such Plans and Specifications conform to the plans and specifications approved by officers of the City and County of Honolulu charged with the responsibility of issuing grading and building permits and (ii) that such officers have issued all such permits (the “Permits”) prerequisite to construction of the Improvements for the Project in accordance with such Plans and Specifications;

(b) Copies of all the Permits and the applications therefor;

(c) Copies of all other permits or approvals of any governmental or regulatory authority or agency having jurisdiction requisite for construction and use of any improvement provided for in the Construction Contract for the Improvements; and

(d) If requested by the Lender, letters or other appropriate instruments from the City and County of Honolulu, in form and substance satisfactory to the Lender, evidencing that the Permits are valid and subsisting and that the Borrower is the legal holder thereof.

3.13 Soils Test Report. If requested by the Lender, the Borrower shall have delivered to the Lender, a soils test report and foundation recommendations in form and substance satisfactory to the Lender, by a qualified registered engineer approved by the Lender certifying that the Property is satisfactory for any Improvements requiring a building permit.

3.14 Construction Contract. The Borrower shall have furnished to the Lender and the Lender shall have approved an executed copy of the Construction Contract with MARYL PACIFIC CONSTRUCTION, INC., a Hawaii corporation, for the Improvements, in form and substance satisfactory to the Lender.

3.15 Lists and Approval of Contractors, Subcontractors and Materialmen. The Borrower shall have furnished, or caused to be furnished to the Lender, and the Lender shall have approved, correct lists of all contractors employed as of the Closing Date in connection with the construction of the Improvements. Such list shall show the name, address and telephone number of each such contractor, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen, if known, and the approximate dollar value of such labor, work or materials with respect to each. The Lender has the right to disapprove any contractor who, in the Lender’s good faith determination, is deemed to be financially, or otherwise unqualified. Failure by the Lender to disapprove a contractor shall not constitute a warranty or representation by the Lender that any contractor or subcontractor not so disapproved is in fact qualified. The Lender shall have the right to telephone or otherwise communicate with any General Contractor or any other contractor or materialman to verify the facts disclosed by such list or any application for any advance or for any other purpose.

3.16 Performance and Payment Bonds. The Borrower shall have furnished to the Lender a performance bond and a labor and material payment bond (hereinafter collectively called the Performance and Payment Bond) each in an amount equal to 100% of the amount of each Construction Contract, with such riders and supplements as the Lender may require, each in form and substance satisfactory to the Lender, naming the General Contractor as principal, a corporate surety satisfactory to the Lender as surety, and the Lender as an additional or dual obligee.

3.17 Compliance With Law; Governmental Authorization. All restrictive covenants, land use laws and regulations, zoning ordinances and regulations, building codes and regulations, environmental and ecological laws and regulations, and any other applicable laws, statutes, ordinances or regulations, shall have been fully complied with, and all licenses, permits and all certificates required by governmental authorities with respect to the construction of the Improvements shall have been obtained.

3.18 Project Costs, Budget and Cash Flow Forecast. The currently projected costs and expenses shall be itemized in a detailed budget to be provided to the Lender (the Cost Budget); and the currently projected date or dates for disbursement of such amounts shall be set forth in the cash flow forecast (the Cash Flow Forecast) to be provided to the Lender. The term Project Costs, as used in this Agreement, shall mean the aggregate of (1) the cost of constructing the Improvements as provided in this Agreement; (2) the loan fees and expenses specified in this Agreement; and (3) the other costs and expenses as the Lender may approve which have been incurred and will be incurred in connection with the construction and development of the Project. The Lender shall have the right to redetermine Project Costs as provided in this Agreement.

Section 4. Disbursement of Loan Proceeds and Other Funds. The disbursement of the Loan proceeds shall be made upon and subject to the following terms and conditions:

4.1 Advances; Equity Funds.

(a) Advances shall be conditioned upon the Borrower meeting the conditions set forth in Sections 4.2 and 4.3; and

(b) If requested by the Lender at any time during the term of the Loan, the Borrower shall furnish to the Lender documentary evidence, satisfactory to the Lender, that the Borrower has expended or will have available for expenditure sufficient funds (Equity Funds) from its own assets and earnings, from capital contributions or from a Subordinated Loan and Loans for the payment of that portion, if any, of Project Costs which exceeds the amount of the Loan. As used in this Agreement the term Subordinated Loan means a loan from another lender or creditor who shall have executed an agreement, in form and substance satisfactory to the Lender (a) irrevocably and unconditionally subordinating such lender’s or creditor’s claim against the Borrower to the entire indebtedness owing by the Borrower to the Lender under the Loan Documents, (b) irrevocably and unconditionally undertaking not to demand, assert, collect or enforce any part of such lender’s or creditor’s claim against the Borrower until such indebtedness owing to the Lender is paid in full, and (c) waiving, to the extent of such lender’s or creditor’s loan to the Borrower, any right or rights which such lender or creditor may have to file an application for and notice of a mechanic’s or materialman’s lien against the Property;

4.2 Application for Advances.

(a) Applications for each advance under this Agreement for payments to the General Contractor shall be made by the Borrower on or about the first day of each month and at least fifteen (15) days before the date upon which the advance is desired. Each such application shall be set forth on the Payment Request form approved by the Lender, executed by the Borrower and the General Contractor and, if required by the Lender, be accompanied by a written certification of the Lender’s Inspector (as defined in Section 5.8). The application shall be for work actually done by the General Contractor under its Construction Contract and for materials and equipment actually incorporated into the Improvements or delivered to, inventoried and stored on the construction site for incorporation into the Improvements, during the preceding month (or, in the case of the first such application, prior to the date of such application) and shall not exceed the value of all suitably stored materials and equipment and the value of the work, as certified by the Borrower, General Contractor and the Lender’s Inspector, acceptably completed by the General Contractor to the date thereof, less a retention (the Retention) of ten percent (10%) and less the aggregate of all prior payments made to the General Contractor pursuant to the Construction Contract. Retention will not be required after fifty percent (50%) of the work is completed. Such certification by the Borrower, General Contractor and the Lender’s Inspector (if any) shall state, among other things, that the aggregate of all payments made to the General Contractor under the Construction Contract, plus the advance applied for, does not exceed one hundred percent (100%) of the value less the Retention — such value being calculated as if the work and materials were part of a completed structure, as determined by the Lender — of all work acceptably done, all materials and equipment actually incorporated into the Improvements by the General Contractor to the date thereof, and all materials and equipment delivered to and stored on the construction site (or off-site if approved in writing by the Lender) for incorporation into the Improvements;

(b) If any application for an advance is to cover, in whole or in part, a payment to the Borrower, the General Contractor or others for the cost of hardware, machinery, apparatus, appliances, equipment or other materials (hereinafter collectively referred to as Materials) stored on or off the construction site, such application shall be accompanied by (a) evidence satisfactory to the Lender that the Materials are stored at a suitable location agreed to by the Borrower and the Lender, are fully insured against damage or destruction for their full insurable value pursuant to a policy or policies under which the Lender and the Borrower are additional loss payees and are properly identified and segregated from materials and equipment not intended to be incorporated into the Improvements, (b) unless the Materials shall, in the Lender’s opinion, be satisfactorily covered by the Borrower, the General Contractor or a subcontractor (whichever shall have title to the Materials), granting to the Lender (if the Borrower shall have title) or granting to the Borrower (if the General Contractor shall have title) or granting to the Borrower and the General Contractor (if the subcontractor shall have title), a security interest in the Materials, (c) a UCC Financing Statement appropriately completed, (d) unless the Lender shall be named as the secured party under such security agreement, an assignment to the Lender from the Borrower or from the Borrower and the General Contractor (in case the General Contractor is a secured party) of the secured party or parties interest under such security agreement, (e) unless the Lender shall be named as a secured party in such UCC Financing Statement, a UCC Financing Statement Amendment, appropriately completed by the necessary parties, perfecting the assignment of such security interest to the Lender, and (f) documentary evidence satisfactory to the Lender that the Borrower has, at its own expense, duly recorded such UCC Financing Statement and UCC Financing Statement Amendment (if required);

(c) Applications on behalf of the Borrower for payment of any other Project costs shall be supported by vouchers verified and approved in writing by the Borrower and such other evidence as shall be required by the Lender. Notwithstanding anything contained in the Cash Flow

Forecast, disbursements for such costs shall be made at such times, in such amounts and to such parties as the Lender shall deem advisable;

(d) Each application for an advance shall be deemed a certification by the Borrower that, as of the date of such application, all applicable representations and warranties contained in Section 2 are true and correct and that the Borrower is in compliance with all of the provisions of Sections 3 and 4 of this Agreement; and

(e) The Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact to pay all such advances directly (a) to the General Contractor and to any subcontractors or other parties in payment of the sums due under its Construction Contract, (b) to any other creditor furnishing labor or materials in connection with the construction or equipping of the Improvements and (c) to any other person or entity having a claim upon or who shall be a creditor of the Project, the Property or the Collateral. This power-of-attorney shall be deemed to be a power coupled with an interest and shall be irrevocable. No further direction or authorization from the Borrower shall be necessary to warrant such direct advances, and all such advances shall, to the extent of such advances, directly satisfy the obligations of the Lender hereunder, and shall be secured by the Mortgage and the Security Agreement in full as if made to the Borrower, regardless of the disposition thereof by any of the General Contractor, subcontractors, materialmen or other parties;

4.3 Conditions Precedent to Each Advance. The Lender’s obligation to make each advance hereunder shall be subject to the fulfillment to the Lender’s satisfaction, as of the time of application and as of the time of the advance, of all of the conditions precedent set forth in Section 3 as well as the conditions precedent set forth in this Section 4.

(a) Representations and Warranties. Applicable representations and warranties contained in Section 2 of this Agreement and otherwise made by or on behalf of the Borrower in connection with the Loan shall be true and correct as of the time of each disbursement by the Lender under this Agreement, with the same effect as if made at such time;

(b) No Event of Default. There shall exist at the time of each disbursement of Loan proceeds no condition which would constitute an Event of Default (as defined in Section 7 of this Agreement) or which, after notice or lapse of time or both, would constitute an Event of Default;

(c) Performance. The Borrower shall have performed and complied with all agreements and conditions contained herein and required to be performed and complied with by the Borrower prior to each disbursement of Loan proceeds;

(d) Cost Overruns. The Borrower shall have fully complied with Sections 4.7 and 5.2 of this Agreement;

(e) Schedule of Estimated Advances. The Borrower shall have furnished to the Lender and the Lender shall have approved a schedule of the estimated amount and time of disbursement of each advance by the Lender;

(f) Compliance With Statutes, Ordinances and Regulations. The Borrower shall have furnished to the Lender a certification by the General Contractor that the construction and equipping of the Improvements has complied and will continue to comply with all applicable statutes, ordinances, building codes, regulations and subdivision, zoning, land use, ecological and environmental requirements;

(g) Satisfactory Construction. The Borrower shall have furnished to the Lender a certification by the Borrower, the General Contractor and a certification by the Lender’s Inspector that the construction of the Improvements is proceeding satisfactorily in accordance with the Plans and Specifications and with the Construction Contract. Such certification by the Lender’s Inspector, as well as any other certification required under this Agreement to be furnished by the Lender’s Inspector, shall be separate from the Borrower’s and General Contractor’s certification and may state that it is being furnished for the sole benefit of the Lender. Each certification by the General Contractor and the Borrower shall include the written representation that they have no cause or reason to believe that the remaining work under the Construction Contract cannot be completed on or before the completion date thereunder for an amount not greater than the aggregate amount of undisbursed sums (excluding retentions pertaining to prior disbursements) shown on the detailed budget for payments under the Construction Contract. Any such certification may contain such exceptions or qualifications as may be deemed necessary by the General Contractor or the Borrower in order to disclose fully and accurately the facts upon which such certification is based; provided, however, if the Lender shall not be satisfied with any such exception or with respect to the facts disclosed in such certification, the Lender may withhold further advances until arrangements satisfactory to the Lender have been made (including, without limitation, the deposit of Equity Funds);

(h) Indorsement to Title Policy. The Lender shall obtain an indorsement to the Title Policy which by its terms shall be made a part of the Title Policy, extending the coverage of the Title Policy to such advance as well as any other sums disbursed or credited as provided herein since the date of the last previous indorsement;

(i) Payment of Expenses of the Lender. The Borrower shall have paid to the Lender all fees and expenses which the Lender shall determine to be due and payable as of the date of the application for such advance;

(j) Notice to Proceed. Prior to the first advance to the General Contractor, the Borrower shall have delivered to the Lender a duplicate original of the Notice to Proceed delivered by the Borrower to the General Contractor pursuant to the Construction Contract;

(k) Insolvency, Bankruptcy, Etc. No Borrower shall have become insolvent or shall have become voluntarily or involuntarily dissolved (other than by reason of the death of any general partner of such party); or shall have made an assignment for the benefit of creditors; or shall have failed generally to pay its debts as they become due; or shall have become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days; or shall have commenced a voluntary case under the bankruptcy laws as now or hereafter constituted; or shall have filed any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation; or shall have filed any answer admitting the material allegations of any petition filed against it in any such proceedings; or shall have sought or consented to or acquiesced in the appointment of or taking possession by any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or shall have taken any action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or within sixty (60) days after the appointment of or taking possession by any custodian, any trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated; and

(l) Survey. A perimeter survey, satisfactory to the Lender and the Title Insurer, and prepared and certified as correct by a registered surveyor, disclosing (i) the location of the perimeter of the Property, (ii) all easements and rights-of-way, (iii) the lines of the street abutting the Property and the width thereof, (iv) the location of the Improvements and their relation by distance to the perimeter of the Property, established setback lines and the street lines and (v) encroachments, if any;

The final advance to the General Contractor shall also be subject to the provisions of Section 4.4 of this Agreement and the conditions required by the Lender by virtue of Section 4.5 of this Agreement;

4.4 Final Payment to the General Contractor. After both the completion of the construction specified by the Construction Contract and the expiration, without the filing of any applications for liens, of the statutory period for filing applications for and notices of mechanic’s and materialmen’s liens pursuant to Section 507-43, H.R.S., as the same may be amended; and upon the satisfaction of all the conditions precedent set forth in Section 4.3, the Lender shall make an advance to cover the final payment due to the General Contractor; PROVIDED, HOWEVER, that the construction shall not be considered complete for purposes of final payment unless and until the Lender shall have received:

(a) Evidence satisfactory to the Lender that construction was substantially complete at the time of the first publication of the notice of completion for the Improvements and a certified copy of the affidavit of publication of notice of completion filed in the First Circuit Court of the State of Hawaii;

(b) Evidence satisfactory to the Lender that all work under the Construction Contract requiring inspection by county and other governmental authorities having jurisdiction has been duly inspected and approved by such authorities, that a Certificate of Occupancy for the Improvements has been issued by the City and County of Honolulu and that all parties performing such work have been or will be paid for such work;

(c) A certification by the Borrower, the General Contractor and the Lender’s Inspector that the Improvements have been completed substantially in accordance with the Plans and Specifications and the Construction Contract, that the Improvements as built conform with all applicable zoning, environmental, building and land use ordinances and regulations and no municipal authority has issued any notice of violation or nonconformity in connection with the Improvements, that all utilities necessary for the use thereof have been connected to the Improvements, and that the Improvements are ready for occupancy;

(d) A final perimeter survey, satisfactory to the Lender and the Title Insurer, showing the completed Improvements and all easements on the Property together with a certification, addressed to the Lender and the Title Insurer, by a registered surveyor satisfactory to the Lender that the Improvements lie wholly within the boundaries of the Property without encroachment or violation of any zoning ordinances, building regulations or setback requirements; and

(e) An indorsement to the Title Policy, which by its terms shall be made a part of the Title Policy, extending the coverage of the Title Policy to the final advance;

4.5 Optional Conditions to Advance. The Lender may, as a condition precedent to the making of any advance, require the Borrower (i) to obtain and attach to each application for an advance executed acknowledgments of payment of all sums due and releases of mechanic’s and materialmen’s liens for the sums covered by the immediately preceding advance; (ii) to furnish the Lender with an updated survey, prepared and certified as correct by a registered surveyor satisfactory to the Lender, disclosing (a) that with respect to the Improvements there are no encroachments or violations of any applicable setback or violation of any applicable zoning ordinances, and (b) no state of facts objectionable to the Lender; and (iii) to deliver to the Lender, concurrently with the making of the advance to cover the final payment to the General Contractor, duly executed acknowledgments of payment and releases of mechanic’s and materialmen’s liens, in form satisfactory to the Lender, from the General Contractor and all subcontractors and materialmen dealing directly with the General Contractor, which acknowledgments of payment and releases of liens shall cover all work, labor and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction and equipping of the Improvements;

4.6 Disbursements to Pay Interest. The Lender shall not be under any contractual obligation to make any disbursement of Loan proceeds for the payment of interest on the Note. The Borrower shall be under no contractual obligation to request any such disbursement, but shall have the absolute right to use for such purpose funds available to it from other sources, including, but not limited to, funds borrowed from another lender. The Lender shall not establish a separate account or reserve to fund any such disbursement to the Borrower. The Lender shall not be obligated to make any disbursement of Loan proceeds to the Borrower for the purpose of paying such interest if an Event of Default has occurred hereunder or if the projected total Project Costs, as redetermined by the Lender at any time pursuant to Section 5.2, shall exceed the aggregate of (a) Equity Funds deposited by the Borrower, (b) the Loan proceeds, and (c) additional funds deposited by the Borrower for payment of Cost Overruns pursuant to Section 5.2 of this Agreement. Each such request by the Borrower shall constitute an offer to enter into a new contract amending this Agreement so as to obligate the Lender to disburse the amount requested, and if the Lender shall elect to honor that request, each such disbursement by the Lender shall constitute the acceptance by the Lender of such offer and the resulting amendment of this Agreement, and such disbursement shall be evidenced by the Note and shall be secured by the other Loan Documents;

4.7 Monthly Disbursements Restricted to Amounts Shown in Each Category of Costs for That Month. Notwithstanding any contrary provision in this Agreement, the Lender will not be obligated to disburse Loan proceeds for the payment of costs or expenses included in any category shown in the Borrower’s Cost Budget (and as the same may be redetermined by the Lender pursuant to Section 5.2) in an amount which exceeds the amount set forth therein for such category, nor will the Lender be obligated to disburse in any month for payment of any category of costs an amount which either exceeds the amount shown on the Borrower’s Cash Flow Forecast (and as the same may be redetermined by the Lender pursuant to Section 5.2 for disbursement that month or if added to the amounts disbursed in prior months for that category would exceed the cumulative total for such month, unless (i) the Borrower furnishes to the Lender documentary evidence, satisfactory to the Lender, that any such excess is offset by an existing reduction in an equal or greater amount in another cost category, or (ii) the Borrower complies with the provisions of Section 5.2 of this Agreement to assure the payment or subordination of such excess. If the amount of the Borrower’s monthly application submitted in conformity with the provisions of Section 4 exceeds the amount set forth in the Cash Flow Forecast for the month, it is the Lender’s intention to waive the requirements set forth in clauses (i) and (ii) of the preceding sentence if the excess results solely from the orderly and satisfactory completion of the Improvements earlier than contemplated;

4.8 Amounts and Order of Disbursement of Funds. The Loan proceeds and the Equity Funds shall be disbursed by the Lender pursuant and subject to the provisions of Section 4 of this Agreement in such amounts and in such order of priority as the Lender shall determine in its sole judgment;

4.9 Conditions are Solely for Benefit of the Lender. All conditions of the obligations of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender, its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other person (including, without limitation, any surety, contractor, subcontractor, materialman, unit purchaser, or junior lienholder) shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by the Lender at any time if, in its judgment, the Lender deems it advisable to do so;

4.10 Advances Made to the Borrower; Trust Fund. All advances made to the Borrower hereunder shall be held by the Borrower as a trust fund for the purpose of paying the Project Costs and the Borrower shall apply the same first to such payment before using any part thereof for any other purpose; and

4.11 Limitation of Responsibility. The making of any advance or part of any such advance shall not be deemed to constitute an approval or acceptance by the Lender of the work theretofore done. Inspections and approvals of the Plans and Specifications, the Improvements and the workmanship and the materials used therein and the exercise of any other right of inspection or inquiry granted to the Lender in this Agreement are solely for the benefit and protection of the Lender, and shall impose no responsibility or liability of any nature whatsoever on the Lender, the Lender’s sole obligation hereunder being to make the advances if and to the extent required by this Agreement.

Section 5. Covenants of the Borrower Concerning Construction of the Improvements. The Borrower covenants and agrees with the Lender as follows:

5.1 Compliance With Plans and Specifications, Construction Contract and Applicable Laws and Ordinances. The Borrower shall cause the Improvements (i) to be constructed and equipped in a diligent and orderly manner and strictly in accordance with the Plans and Specifications approved by the Lender, the Construction Contract and all applicable permits, ordinances, building codes, zoning laws, statutes and the requirements of all regulatory authorities having jurisdiction, (ii) to be constructed entirely on the Property, and not to encroach upon or overhang any easement or right-of-way on the land of others, (iii) to be constructed wholly within any building restriction lines, however established, and (iv) not to violate any applicable use or other restrictions contained in prior conveyances, zoning ordinances or regulations.

If requested by the Lender, within five (5) business days after the foundation lines for any building or improvement requiring a building permit are physically established, the Borrower shall provide the Lender with a certification by a licensed surveyor satisfactory to the Lender that such foundations are located wholly within the perimeter of the Property and that the Improvements to be constructed thereon will comply with all applicable setback and similar regulations. The Borrower shall strictly enforce each Construction Contract to assure that the General Contractor promptly and diligently performs the obligations on its part to be performed thereunder in a manner preserving to the Lender its security in the Property and the Collateral. Promptly after the Borrower discovers that any estimate or allowance in the Construction Contract will be insufficient, the Borrower shall give the Lender notice of such insufficiency. The Borrower will cause all the Improvements of the Project to be completed on or before the Project Completion Date, which is September 2005.

5.2 Estimated Cost Overruns. The Lender may from time to time redetermine the projected total costs of the Project from current cost data and other information obtained by or otherwise made available to the Lender, including, but not limited to, applications for advances made by the Borrower. If, in the sole judgment of the Lender, the projected total costs of the Project, as so redetermined, shall at any time exceed the total Project Costs specified in the Cost Budget (including any revisions thereof which may be submitted by the Borrower and approved by the Lender), or if such projected total costs of the Project, as so redetermined shall exceed the aggregate total of the funds available from the Loan and from Equity Funds previously deposited with the Lender to pay for such projected total costs, then and in any such case, within ten (10) days after receipt of a written request from the Lender, the Borrower shall:

(a) deposit with the Lender for disbursement pursuant to this Agreement additional Equity Funds equal to the amount (“Cost Overrun”) by which the projected total costs so redetermined by the Lender shall exceed the aggregate of (i) the Loan in the amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) and (ii) any Equity Funds previously deposited with the Lender; or

(b) furnish to the Lender a letter of credit or other documentary evidence, in form and substance satisfactory to the Lender, confirming that sufficient additional Equity Funds are unconditionally and irrevocably committed by a financially responsible and substantial investor or lender to the payment of the Cost Overrun; or

(c) deliver to the Lender documentary evidence satisfactory to the Lender that a creditor or creditors of the Borrower which has or have furnished services, labor, materials or equipment in connection with the development of the Project has or have duly executed an agreement, in form and substance satisfactory to the Lender, (a) irrevocably and unconditionally subordinating, to the extent of the Cost Overrun, such creditors or creditors claim or claims to the indebtedness owing by the Borrower to the Lender under the Loan Documents, (b) irrevocably and unconditionally undertaking not to enforce any part of their respective claims against the Borrower until such indebtedness owing to the Lender is paid in full, and (c) waiving, to such extent, any right or rights which such creditor or creditors may have to file notice of mechanic’s or materialmen’s liens against the Project. The Lender may also require, in connection with such an agreement, the written confirmation of any surety of such creditor that the surety’s obligation to the Lender is unimpaired by such agreement.

5.3 Damage or Destruction. In case of loss or damage to the Improvements by fire or other cause, the Borrower shall promptly repay the Loan in full or use all available insurance proceeds in resuming construction of the Improvements, including the repair of all damage resulting from such fire or other cause and the restoration of the Improvements to their former condition.

5.4 Change Orders. All requests for changes in the Plans and Specifications which alter the original Plans and Specifications, other than minor changes involving no extra cost, must be in writing, signed by the Borrower and the General Contractor, and shall be delivered to the Lender promptly after execution and before performance of the work. The Borrower shall not permit the performance of any work pursuant to any Change Order materially affecting the value or use of the Improvements or which will result in an increase or decrease in the aggregate of the contract prices for the construction of the Improvements in excess of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00), nor pursuant to any Change Order which, together with the aggregate of change orders theretofore executed by the Borrower, will result in total increases or total decreases in such prices in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS

($100,000.00) for each Construction Contract, unless, in either case, it shall have received the written approval of the Lender to such Change Order. Each such computation will be made prior to giving effect to any cost savings in such Change Order. As used herein, the term Change Order shall mean any change order or change bulletin or other instrument or understanding which may result in any change of the contract price (whether an increase or decrease) or any other revision of whatever nature or form in the Construction Contract. Without limiting the generality of the foregoing, the Borrower will not direct or permit the performance of any work pursuant to any Change Order which would result in a material change in the structural composition, the size or the quality of the improvements, without in each case the prior written approval of the Lender. The Borrower will obtain all required consents of all bonding companies and all required permits or authorizations from governmental authorities having jurisdiction thereover before approving or requesting any Change Order, regardless of the price thereof. The Borrower will submit copies of all Change Orders to the Lender’s Inspector regardless of the nature or size of such change or whether the Lender’s prior approval is required under this Section 5.5.

5.5 Modifications of Construction Contract or Other Contracts. The Borrower shall not make or permit to be made any modification in the Construction Contract or any other contract between the Borrower and any other person or entity supplying labor, equipment or materials to the Improvements unless the Borrower shall have received the prior written approval of the Lender.

5.6 Defects. The Borrower shall, upon demand of the Lender, promptly correct any defect in the Improvements or any departure form the Plans and Specifications not approved by the Lender. After any such request by the Lender, no further work shall be done upon that portion of the Improvements so affected without the prior written consent of the Lender unless and until such defective condition has been corrected.

5.7 Liens. The Borrower shall not, without the prior written consent of the Lender, create, or suffer to be created, any mechanic’s, materialmen’s, laborer’s, tax, statutory or other lien or charge upon the Improvements, the Property or the Collateral, or any part thereof, except liens, security interests or charges approved in writing by the Lender and liens for taxes or assessments not yet payable or payable without penalty so long as payable.

5.8 Inspections. The Lender at its sole discretion may retain an inspector, engineer, architect or architectural firm (the Lender’s Inspector) to review and inspect the Plans and Specifications, to inspect the construction of the Improvements, to report to the Lender on the conformity of such construction with the Plans and Specifications, to certify requests for Change Orders and advances and to perform such other services as may be requested by the Lender. No consent, approval or other action by the Lender’s Inspector shall be deemed to be a release or waiver of any of the terms and conditions of this Agreement or the other Loan Documents.

Any fees charged by third parties for the review of plans, permits and monthly progress inspections and disbursements shall be for the account of the Borrower, however, such fees shall be limited to an amount of TWO HUNDRED FIFTY AND NO/100 DOLLARS ($250.00) per monthly inspection.

5.9 The Lender’s Right of Entry and Inspection. The Lender, the Lender’s Inspector and the agents of either shall at all reasonable times during the construction of the Improvements have the right of entry upon and free access to the construction site and the right to inspect all work done, labor performed, materials and equipment furnished with respect to such construction, and to inspect and to make extracts from or copies of, the Plans and Specifications as amended from time to time and all books, contracts, subcontracts, records and papers, wherever located, of the Borrower relating to the Project. All such books, contracts, subcontracts, records and papers will be made available to the Lender, the Lender’s Inspector or the agents or either promptly upon demand by the Lender. The Lender shall be under no duty to supervise or to inspect the work or construction or any books and records, it being understood that any such inspection by the Lender’s Inspector or the agents of the Lender is for the sole purpose of preserving the Lender’s rights hereunder. Any such inspection not followed by notice of default shall not constitute a representation by the Lender that there has been or will be compliance with the Plans and Specifications or that the work is free from defective materials and workmanship or that the Borrower is not otherwise in default hereunder.

5.10 Waste Materials. The Borrower shall keep the Property and the Improvements free from unreasonable accumulations of waste materials and refuse at all times, and prior to completion of the Improvements will remove or cause to be removed all waste materials and refuse from and about the Property, and all tools, surplus materials and any and all structures and equipment utilized in connection with the prefabrication, erection and construction of the Improvements.

5.11 Default in Construction. If at any time prior to the completion of the construction and equipping of the Improvements the same shall be abandoned or work thereon shall cease for any cause or causes other than those permitted by the Construction Contract, or if the Improvements are not completed for purposes of final payment (as provided in Section 4.4) prior to the Completion Date described in Section 5.1, whichever is the first to occur, regardless of the reason for the delay, or if the Improvements shall not be constructed and equipped substantially in accordance with the Plans and Specifications (except as to changes therein approved by the Lender or permitted by Section 5.5), or if changes shall be made in the Plans and Specifications without the Lender’s prior written approval (except as to changes permitted by Section 5.5), or if the Borrower shall fail in any respect to comply with the provisions of this Agreement, then, and in any such event, the Lender, at its option, may refuse to make further advances, may accelerate the indebtedness under the Note and other Loan Documents as provided in Section 7, and in addition, without thereby impairing any of the rights, powers or privileges of the Lender under any of the Loan Documents, may enter into possession of the construction site and perform any and all work and labor necessary to complete the Improvements substantially according to the Plans and Specifications, and all sums expended by the Lender in so doing, including, but not limited to, a construction supervision fee, payable to the Lender, up to ten percent (10%) of all such sums, shall be deemed to be paid for the account of the Borrower and secured by the Mortgage and the Security Agreement, notwithstanding that such expenditures (including such fee) may exceed the amount of the loan or the cost of the Construction Contract or any other contracts. For this purpose, the Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to complete such construction and equipping in the name of the Borrower, and hereby empowers such attorney or attorneys:

(a) To use any of the Loan proceeds and any Equity Funds which may remain unadvanced for the purpose of completing the construction and equipping in the manner called for by the Plans and Specifications;

(b) To make such changes and corrections in the Plans and Specifications as shall be necessary or desirable to complete the construction in substantially the manner contemplated by the Plans and Specifications;

(c) To employ such contractors, subcontractors, agents, engineers, architects and inspectors as shall be required for such purposes;

(d) To pay, settle or compromise all bills and claims which may be or become liens or security interests against the Property or the Collateral, or any part thereof;

(e) To execute applications and certificates in the name of the Borrower which may be required by the Construction Contract, the Loan Documents or any other agreement or instrument executed by the Borrower in connection with the Project;

(f) To prosecute, defend, compromise or settle, on such terms as the Lender sees fit in its sole discretion, all actions or proceedings in connection with the construction of the Improvements or the Property or the Collateral, and to take such action and request such performance as such attorney deems necessary under the construction Contract, the Performance and Payment Bonds and the Loan Documents;

(g) To submit any applications to the Department of Land Utilization, and to prosecute and defend all actions, administrative or judicial, in connection therewith; and

(h) To do any and every other act which the Borrower might do in its own behalf.

This power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable. The Borrower hereby assigns and quitclaims to the Lender all sums to be advanced under the Loan as well as all Equity Funds, conditioned upon the use of such sums in trust for the completion and equipping of the Improvements and for payment of all sums due the Lender pursuant to the terms of the Loan Documents.

Section 6. Other Covenants of the Borrower. The Borrower covenants and agrees with the Lender as follows:

6.1 Financial Information. The Borrower shall (a) furnish to the Lender with reasonable promptness such data and information, financial or otherwise, concerning the Borrower as from time to time may reasonably be requested by the Lender, including, but not limited to, (i) Borrower’s annual financial statements and tax returns in a form acceptable to the Lender not later than one hundred twenty (120) days after each fiscal/calendar year; (ii) Borrower’s quarterly interim financial statements within forty-five (45) days of each quarter end; and (iii) Borrower’s financial and supporting data as the Lender may reasonably require, reflecting all information concerning the financial status and operations of the Borrower; (b) promptly notify the Lender of any condition or event which constitutes a breach or event of default of any covenant, condition, warranty, representation or provision of any of the Loan Documents and of any materially adverse change in the financial condition of the Borrower; and (c) permit any authorized representative of the Lender to inspect the Borrower’s books of account (and to make extracts or copies therefrom) and to discuss the Borrower’s affairs, finances and accounts with its accountants, agents and representatives, all at such reasonable times and as often as the Lender may reasonably request.

Borrower’s obligation to provide financial statements, tax returns and supporting data shall be superseded by reporting requirements of the Securities and Exchange Act of 1934, in the event that Borrower becomes subject to such reporting requirements.

6.2 Financial Standards.

(a) Borrower shall maintain a Liquidity Covenant of a minimum Cash Reserve Balance, commencing at the time this Loan converts to an amortizing loan. The Cash Reserve Balance to be maintained shall be determined based upon the following grid:

Loan Amount	Cash Reserve
$2,000,000 - $2,499,999	$500,000
$2,500,000 - $2,999,999	$1,000,000
$3,000,000 - $3,500,000	$1,500,000

Monthly cash position certificates shall be submitted by the Borrower to the Lender for review and approval.

(b) Borrower shall maintain a quarterly Debt Service Coverage Ratio of at least 1.20:1.0. For the purposes of this Agreement, the Debt Service Coverage Ratio shall be defined as earnings before interest, taxes, depreciation and amortization, divided by all scheduled principal and interest payments, including any capital lease payments. Such covenant shall be calculated quarterly on a rolling four-quarter basis, commencing with the quarter ending March 31, 2006.

6.3 Payment of Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or other governmental charges levied upon any of its properties or assets, or in respect of its income before the same become delinquent except that the Borrower will have the right to contest assessments and other charges in the manner provided herein.

6.4 Litigation. The Borrower will give the Lender prompt notice of:

(a) any litigation or claims of any kind which might subject the Borrower to any liability in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) whether covered by insurance or not; and

(b) all complaints and charges filed by any governmental agency or any other party affecting the Property, or exercising supervision or control of the Borrower, or its respective businesses or assets which may impair the security of the Lender or adversely affect any of its right hereunder.

6.5 Compliance With Loan Documents and Other Documents. Borrower shall duly perform and observe all covenants, conditions, undertakings and obligations to be performed by the Borrower under the Loan Documents.

6.6 Indemnification of the Lender. The Borrower shall indemnify and hold the Lender harmless from any and all claims asserted against the Lender by any person, entity or governmental authority arising out of or in connection with the sale or use of the Property. The Lender shall be entitled to appear in any action or proceeding to defend itself against such claims and all costs incurred by the Lender in connection therewith, including attorney’s fees, shall be reimbursed by the Borrower to the Lender within ten (10) days after presentment, as provided herein. Any failure to so reimburse the Lender within the specified time period shall constitute an Event of Default under this Agreement, and the unreimbursed amount shall thereupon be added to the Loan and shall bear interest at the rate then in effect thereunder until paid.

The Lender shall, at its sole option, be entitled to settle or compromise any asserted claim against it, and such settlement shall be binding upon the Borrower for purposes of this indemnification. Payment thereof by the Lender or the payment by the Lender of any judgment or claim successfully perfected against the Lender shall constitute an additional principal advance under the Loan, shall bear interest at the Note rate and shall be payable upon demand of the Lender. The agreements contained in this section shall survive repayment of the Loan and shall survive the termination of any other portions of this Agreement.

6.7 Other Projects. The Borrower shall not enter into any agreements, arrangements or ventures which shall impair its ability to perform its obligations under the Loan Documents.

6.8 Indebtedness. Without the Lender’s prior written consent, the Borrower shall not create, assume or guarantee or become or remain liable for or committed to incur, directly or indirectly, any indebtedness except:

(a) indebtedness in respect of the Loan Documents;

(b) indebtedness for taxes, assessments, governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions herein;

(c) indebtedness incurred in the ordinary course of business (including trade payables and credit card debt) which will not materially impair the ability of the Borrower to repay the Loan; and

(d) indebtedness approved by the Lender.

6.9 Mortgages, Liens and Encumbrances. Without the Lender’s prior written consent, the Borrower shall not incur or suffer to be created or incurred or to exist any encumbrance, mortgage, security interest, pledge, lien or charge of any kind upon the Property, whether now owned or hereafter acquired, or transfer all or any of the same for the purpose of subjecting the same to the payment of any indebtedness or performance of any other obligation or acquire or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement; PROVIDED, HOWEVER, that the Borrower may create or incur or suffer to be created or incurred or to exist:

(a) liens for taxes or assessments for governmental charges or levies if payment thereof shall not at the time be required to be made in accordance with the provisions herein;

(b) the lien and security interest of the Mortgage; and

(c) any other liens with the prior written approval of the Lender.

The Borrower shall have the right to apply for additional loans and advances from the Lender to be secured by an additional mortgage on the Property depending upon which mortgages are in full force and effect at the time such new proceeds are disbursed by the Lender; provided that the Borrower shall not be in default under any terms and conditions of this Agreement, the Note, Mortgage and all other Loan Documents.

6.10 Merger or Sale. The Borrower will not merge or consolidate with any corporation or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) the Property or any interest therein or any assets of the Borrower (whether now owned or hereafter acquired) to, any person, other than as permitted by the Loan Documents. Without limiting the foregoing, within thirty (30) days of receipt by the Lender of a written proposal by the Borrower for the sale of the Property, the Lender shall consider such proposal in its sole discretion, independent of the reasonableness of such proposal, and shall have the right to approve or reject such proposal. A sale or transfer of fifty percent (50%) or more of the stock of the Borrower shall constitute a sale of the Borrower’s assets and will require the prior written consent of the Lender.

6.11 Investments, Loans and Advances. The Borrower shall not directly or indirectly purchase or acquire any stock or other securities of or make or permit to remain outstanding any loan or advance to or investment in any corporation, association, partnership, organization or individual, except for repurchase of company stock from employees pursuant to option agreements, or the exercise of right of first refusal or repurchase of restricted stock, so long as such repurchase or exercise does not materially impair the financial condition of the Borrower, such as may be approved by the Lender.

6.12 Anticipation of Payment. The Borrower shall not pay or discharge any of its obligations (other than the Note) prior to the maturity thereof, and shall not intentionally cause an accelerated maturity of any obligation.

6.13 Depository Accounts. Borrower shall maintain all of its operating depository accounts with the Lender which shall continue throughout the term of the Loan. Fifty percent (50%) of all of Borrower’s designated funds held for corporate investment shall be invested through the Lender, including any monies raised in the event of a Liquidity Event, which is defined as a large equity investment or public offering.

6.14 Cross-Default. Borrower’s default or breach under any note or agreement in which Lender has an interest shall be a breach under the Loan Documents and Lender may invoke any of the remedies permitted by the Loan Documents.

Section 7. Default; Remedies on Default.

7.1 Events of Default. If any of the following events (herein called Events of Default) shall occur:

(a) The Borrower shall default in the payment of principal or interest when due on the Note and such default shall continue for a period of ten (10) days after the same becomes due and payable; or

(b) The Borrower shall default in the performance of or compliance with any term, covenant, condition or provision contained in any of the Loan Documents and such default shall not have been remedied within thirty (30) days after the Lender or any other person notifies the Borrower or the Borrower acquires knowledge of such default, unless the Lender determines that such default cannot be cured within thirty (30) days and that the Borrower is proceeding promptly and diligently to cure such default; or

(c) The Borrower shall become insolvent or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted and such order shall remain in effect and unstayed for a period of thirty (30) consecutive days, or shall commence a voluntary proceeding under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statutes, law or regulation, or shall file any answer admitting the material allegations of any petition filed against it in any such proceedings; or the Borrower shall seek or consent to or acquiesce in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of all or a substantial part of its properties or assets; or within thirty (30) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statutes, law or regulation, such proceedings shall not have been dismissed; or within thirty (30) days after the appointment of, or taking possession, by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of the properties or assets of the Borrower without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated; or

(d) There shall be any attachment, execution or other judicial seizure of, or affecting, the properties and assets of the Borrower or affecting the Property or the collateral, or any part thereof unless the Borrower sets aside, dissolves, bonds off or otherwise eliminates such attachment, execution or seizure within thirty (30) days of its occurrence; or

(e) Any third person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting the Borrower or the Lender from performing this Agreement or any Loan Document and such proceedings shall not be discontinued and such decree shall not be vacated within thirty (30) days after the granting thereof; or

(f) There shall be a sale, transfer, hypothecation, assignment or conveyance of the Lender’s collateral or any portion thereof or interest therein, by the Borrower without the Lender’s prior written consent, except as otherwise provided in the Loan Documents; or

(g) Any representation made by or on behalf of the Borrower herein or otherwise in writing in connection with the Loan shall prove to have been false or incorrect in any material respect on the date as of which such representation was made; or

(h) The Lender shall reasonably determine that there has been an adverse change in the financial condition of the Borrower; or

(i) A final judgment which alone or with other outstanding final judgments against the Borrower exceeds in the aggregate ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) and shall not be discharged or have execution thereof stayed pending appeal within thirty (30) days after entry of such judgment or shall not be discharged within thirty (30) days after the expiration of any such stay; or

(j) The Borrower shall default in the repayment of any other indebtedness owed to the Lender and such default shall not be waived or remedied within thirty (30) days after the occurrence thereof or such further time permitted for the remedying of such default under the applicable documents; or

(k) Any governmental authority shall take any action or enact any rules which, in the Lender’s judgment, may adversely affect the ability of the Borrower to repay the Loan; PROVIDED, HOWEVER, the occurrence of the foregoing shall not constitute an Event of Default so long as the Borrower either (i) promptly undertakes to reverse, stay or rescind such action or ruling and effects such result within thirty (30) days from the date of such action, or (ii) promptly takes all steps necessary to comply with such action or ruling and thereby substantially mitigates, in the Lender’s judgment, the adverse effect of such governmental action or rule within thirty (30) day of its occurrence; or

(l) All or any material portion of the Property shall be condemned, seized or appropriated without compensation and the Borrower shall not, within thirty (30) days after such condemnation, seizure or appropriation, initiate and thereafter diligently prosecute appropriate action to contest in good faith the validity of such condemnation, seizure or appropriation; or

(m) The Improvements or any part thereof shall be constructed in a manner other than as herein provided or approved by the Lender; or

(n) The Borrower shall fail to deposit with the Lender Equity Funds pursuant to Section 5.2 of this Agreement within fifteen (15) days after receipt of written request for such funds from the Lender; or

(o) The Borrower shall be unable to satisfy any condition of its right to the receipt of any disbursement of Loan proceeds hereunder for a period in excess of thirty (30) days;

THEN, AND IN ANY SUCH EVENT, the Lender, in addition to all remedies conferred upon the Lender by law and under the Loan Documents, shall have no further obligation to make advances under the Loan and shall have the option to declare the Note to be due and payable, whereupon the entire aggregate unpaid principal balance under the Note shall forthwith mature and become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived and upon such maturity by acceleration or otherwise, the aggregate unpaid principal shall bear interest at the rate of TWENTY-FOUR PERCENT (24%) per annum.

The Lender shall give written notice of any such Event of Default to the Borrower.

7.2 Additional Security. When any event shall have occurred which, in the determination of the Lender, may endanger the fulfillment of any condition precedent to the obligations of the Lender hereunder or the observance or performance of any other agreement or covenant on the part of the Borrower to be observed and performed under the Loan Documents, the Borrower shall furnish, within ten (10) days of written request by the Lender, additional security or Equity Funds which, in the opinion of the Lender, will be adequate to protect the Lender against any such loss. In addition, upon the occurrence of such event, the Lender may advance funds or agree to undertake to advance funds to any third party to eliminate or reduce the risk of loss resulting from such event. Such agreement or agreements by the Lender shall be in such form and have such content, the funds advanced shall be in such amount, and such advances shall be made at such time or times and upon such terms and conditions as the Lender, in its judgment, deems appropriate, necessary or useful to eliminate, reduce or indemnify the Lender against any such danger. All sums paid or agreed to be paid by the Lender pursuant to such agreements or undertakings shall be for the account of the Borrower and shall be without prejudice to the Borrower’s rights, if any, to receive such funds from the party to whom paid. The Borrower shall reimburse the Lender, upon demand, for any such sums paid by the Lender, together with interest at the rate applicable to the Loan from the date of payment until the date of reimbursement. Such advances shall be secured by the Loan Documents.

7.3 Right of Contest. The Borrower shall have the right to contest in good faith any claim, demand, levy or assessment by a third party the assertion of which would constitute an Event of Default hereunder; PROVIDED, HOWEVER, any such contest shall be prosecuted diligently and in a manner not prejudicial to the Lender hereunder; and, upon demand by the Lender, the contesting party shall make suitable provision by payment to the Lender or by bond satisfactory to the Lender for the possibility that the contest will be unsuccessful. Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to the Lender, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to the Borrower or the adverse claimant.

7.4 Marshalling. The Borrower hereby waives, to the extent permitted by law, any and all rights to require any security given hereunder to be marshalled and agrees and acknowledges that after the occurrence of any Event of Default, the Lender may, in its sole and absolute discretion, proceed to enforce its rights under the Loan Documents and to realize on any or all of the security for the Loan or any portion or portions thereof, irrespective of the differing nature of such security and whether or not the same constitutes real or personal property.

Section 8. Miscellaneous Provisions.

8.1 Time of Payment. All prepayments and payments of principal under this Loan shall be credited against the Loan or credited to payment of other obligations of the Borrower under the Loan Documents on the date of receipt by the Lender so long as:

(a) the payment is received by the Lender prior to noon, Hawaii Standard Time; and

(b) the form or payment is in federal funds or other immediately available funds.

If condition (a) is not satisfied and condition (b) is satisfied, the payment will be credited on the first business day following the date or receipt by the Lender of the instrument of payment. If condition (a) is satisfied, credit will be made on the first business day which the Lender actually receives the funds represented by the instrument of payment.

8.2 Authority to File Notices. The Borrower irrevocably appoints, constitutes and designates the Lender its attorney-in-fact to file or record any notice of completion or cessation of labor or any other notice that the Lender deems necessary or desirable to protect its interest hereunder or under any other Loan Document. Such power shall be deemed coupled with an interest and shall be irrevocable while any sum remains due and owing under any of the Loan Documents or any obligation of the Borrower thereunder remains unperformed.

8.3 The Lender’s Right to Sell Participations in the Loan. The Lender may at any time sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of, to any one or more other lender or lenders (herein called Participants), all or any part of the indebtedness of the Borrower at any time outstanding under any of the Loan Documents. The Borrower acknowledges and agrees that any such disposition will give rise to an obligation of the Borrower to each Participant and that, in such event, each Participant shall, for all purposes hereof, be entitled to the benefits of the Loan Documents and all other documents, instruments and agreements therein described, as its interest may appear. The Borrower hereby authorizes the Lender and each Participant, in case of default by the Borrower hereunder, to proceed directly by right of offset, banker’s lien or otherwise against any assets of the Borrower which may at the time of such default be in the hands of the Lender or any Participant, to the full extent of their respective interests in the Loan; PROVIDED, HOWEVER, that the total amount realized by all lenders upon the exercise of such rights shall not exceed the then total obligations of the Borrower under the Loan Documents. The Borrower shall, from time to time at the request of any Participant, execute and deliver, or cause to be executed and delivered, to the Lender and any Participant or to such party or parties as the Lender and any Participant may designate, any and all such further instruments as may in the opinion of the Lender and any Participant be necessary or desirable to give full force and effect to such disposition, including, but not limited to, a new note or new notes to be issued in exchange for the Note and such estoppel certificates or other instruments as may be requested from the Borrower to evidence the continuing validity of the Loan Documents and the absence of any default by the Lender thereunder. In addition, the Borrower shall furnish the Lender all financial and other information relating to the Loan, the Property or the Borrower as may be requested by any Participant or prospective Participant. Notwithstanding the foregoing, Borrower acknowledges that no Participant shall be deemed a direct lender or co-lender with the Lender.

8.4 Construction Prior to Recordation of Mortgage. The Borrower has commenced construction work and/or the furnishing of materials to or in connection with the Property and the Improvements, therefore, indemnity arrangements satisfactory to the Lender are required to be concluded with the Title Insurer prior to the recordation of the Mortgage.

8.5 Proceedings, Surveys and Documents Must Be Satisfactory to the Lender. All proceedings taken in connection with the transactions provided for herein, all surveys, appraisals and any other documents, papers, drawings and other things required or contemplated by this Agreement and the person or persons responsible for the execution and preparation thereof shall be satisfactory to the Lender, and the Lender’s counsel shall have received copies (or certified copies where appropriate in such counsel’s judgment) of all documents which it may request in connection therewith.

8.6 Actions. The Lender shall have the right to commence, appear in or defend any action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the disbursement of any Loan funds. In connection therewith, the Lender may incur and pay reasonable costs and expenses, including, but not limited to, reasonable attorney’s fees. The Borrower shall pay to the Lender on demand all such expenses and the Lender is authorized to disburse funds from the Loan for such purposes.

8.7 Timeliness; Term of Agreement; Survival of Representations and Warranties. Time is of the essence in this Agreement. This Agreement shall continue in full force and effect until all indebtedness of the Borrower to the Lender under the Loan Documents shall have been paid in full, and all obligations of the Borrower under the Loan Documents shall have been fully observed and performed. All representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the Loan shall survive the execution and delivery of the Loan Documents and any investigation at any time made by, through or on behalf of the Lender. All statements contained in any certificate or other instrument delivered to the Lender on behalf of the Borrower pursuant hereto or otherwise in connection with the Loan shall constitute representations and warranties hereunder.

8.8 Amendments and Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. The affirmative and negative covenants of the Borrower are solely for the benefit of the Lender, who may waive or fail to enforce any or all of them without affecting the liability of the Borrower.

8.9 Remedies Are Cumulative. All rights, powers and remedies herein given to the Lender are cumulative and not alternative, are in addition to all rights, powers and remedies afforded by statutes or rules of law and may be exercised concurrently, independently, or successively in any order whatsoever.

Without limiting the generality of the foregoing, the Lender may enforce any one or more of the Loan Documents without enforcing all of them concurrently or in any particular order.

8.10 No Waiver. No failure, forbearance or delay on the part of the Lender in exercising any power or right under any of the Loan Documents shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. No advance of Loan proceeds by the Lender hereunder shall constitute a waiver of any of the conditions precedent to the Lender’s obligations to make further advances, nor, in the event the Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as provided in this Agreement.

8.11 No Joint Venture. The execution of this Agreement, the making of the Loan and the exercise of any rights hereunder are not intended and shall not be construed to create a partnership or joint venture between the Lender and the Borrower.

8.12 Consents of the Lender. In all events where the consent of the Lender is required under the terms of any Loan Document, the Lender shall grant or refuse such consent within a reasonable period of time following the receipt of such request, in writing and accompanied by all documents and information required by the Lender for the purpose of its review and consideration of the Borrower’s request for consent or approval; and its consent will not be unreasonably or arbitrarily withheld or delayed. The standard to be applied in determining whether the Lender’s granting or denial of consent is reasonable shall be the standard of prudent banking practice, taking into consideration all circumstances prevailing at the time any such consent or approval shall be requested, including (without limitation thereto) the size and nature of the Loan and any laws and regulations applicable to the Lender or any of the Participants. No consent or approval shall be effective unless and until given by the Lender in writing, executed by a duly authorized agent of the Lender.

8.13 Approval by Lender. The Borrower covenants and agrees with the Lender that Borrower shall obtain the Lender’s prior written approval of all documents filed in the Office of the Assistant Registrar of the Land Court or the Bureau of Conveyances of the State of Hawaii, or filed with the Department of Commerce and Consumer Affairs, for any purpose with respect to the Property, the Improvements or the Project. The Borrower will make or will cause to be made all changes to any of such documents which may from time to time be requested by the Lender or its counsel in order that, in the opinion of the Lender and its counsel, such documents will comply with all applicable ordinances, statutes, regulations or regulatory requirements.

8.14 Notices. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

To BORROWER at:	HOKU SCIENTIFIC, INC. 2153 North King Street, Suite 300 Honolulu, Hawaii 96819

To LENDER at:	CENTRAL PACIFIC BANK P. O. Box 3590 Honolulu, Hawaii 96811-3590

The addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third day after the date of mailing, whichever is earlier in time.

8.15 Entire Agreement. The Loan Documents constitute all of the agreements between the parties relating to the Loan and supersede all other prior or concurrent oral or written letters, agreements or understandings.

8.16 Assignment; Parties in Interest. The Lender shall have the right to assign its interest in this Agreement to any subsequent holder or holders of the Note. The Borrower shall not assign this Agreement without the prior written consent of the Lender. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of the Note or any part thereof or interest therein.

8.17 Headings of Paragraphs. The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

8.18 Applicable Law. This Agreement is executed and delivered in and shall be construed and enforced in accordance with the laws of the State of Hawaii.

8.19 Waiver of Right to Jury Trial; No Offset by Borrower. The Lender and Borrower knowingly and voluntarily waive the right to trial by jury in any lawsuit, action or proceeding arising out of or related to this Agreement. The Borrower waives the right to assert as an offset to its liability under this Agreement any counterclaim it may have against the Lender, it being agreed that the Borrower’s liability to the Lender under this Agreement shall be distinct and independent of any liability owed by the Lender to the Borrower.

8.20 Severability. If any provision of this Agreement or the other Loan Documents is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement and the other Loan Documents will remain unaffected.

8.21 Terms and Conditions of This Agreement Supplement Other Loan Documents. The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower under this Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Borrower under the other Loan Documents. The terms and conditions of this Loan Agreement and the covenants, representations and warranties of the Borrower hereunder merely supplement and do not supplant or supersede provisions of similar effect or subject matter in the other Loan Documents.

8.22 Agents. In exercising any rights under this Agreement or the other Loan Documents, the Lender may act through its employees, agents or independent contractors.

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement on the day and year first above stated.

CENTRAL PACIFIC BANK

By	/s/ Robert Kamemeto
	Its	Senior Vice President

Lender

HOKU SCIENTIFIC, INC., a Delaware corporation

By	/s/ Dustin M. Shindo
	Its	Chief Executive Officer and President

Borrower